1 Shareholder Letter Q4 2021 March 9, 2022 Exhibit 99.1

2 Fellow Sonder shareholders, A note from Francis Despite another extremely challenging year for the sector, we’ve accelerated year-over-year revenue growth three quarters in a row from 151% in Q2, to 155% in Q3 and finished the year with a staggering 204% year- over-year growth in Q4. We’ve managed to do so while radically improving profitability metrics too – Free Cash Flow margins improved tremendously from (136)% in Q1 2021 to (61)% in Q4 2021. Yet the urban travel recovery is far from over, with heavy RevPAR growth years projected for the market in 2022 and 2023. As de- mand comes back, our own RevPARs will expand with the vast majority dropping through to the bottom line. Our ambition is nothing short of revolutionizing hospitality. A better guest experience combined with superior operating efficiency – both of which are possible through our proprietary technology – give us the ammunition we need to upend this nearly $1 trillion industry. Millennials and Gen Z are the fastest growing cohorts of travelers and will soon dominate travel demand. They seek better, modern design. They want to be able to use their phones to manage their stay end to end. And like prior generations, they require uncompromising quality. Those desires are uniquely met by our global offering of beautifully designed properties that provide mobile-first service and standard-driven quality. It’s also no secret that hospitality is far behind other industries when it comes to technology adoption to power operations and business processes. Our efforts to build the operating system for hospitality enable us to cut through inefficiencies and offer our superior guest experiences at competitive prices. Our aim is to use this better mousetrap to become the number one brand in hospitality globally. I believe that the value we can deliver to our shareholders is best represented by the amount of free cash flow per share we’ll be able to generate over the long run. This philosophy guides our obsession over unit economics and the guest experience but also our aggressive growth stand. Every decision we make, from our technology roadmap to our market expansion plan and even how we shape our culture is made with this objective function in mind. And over the years we’ve identified five key levers that we believe best position us to achieve this aim. Those are the company-level objectives and core capabilities our team relentlessly pursues quarter after quarter, year after year. First, the quality of our guest experience. We believe that inspiring design, modern service and predictability offered at an affordable price point is a winning formula for the next generation traveler. Every year we strive to improve each element of this trifecta: better design, frictionless service, more consistency. Happy guests lower acquisition costs and boost lifetime values, among other innumerable value drivers. Second, our capacity to aggregate high quality real estate. The key to top line growth is to add more dots on the map with more property signings and openings. Achieving scale is a necessity to fund the R&D that differentiates us, and to achieve the economies of scale that our value proposition requires. With our unwavering discipline on margin, payback period hurdles and risk mitigation, new openings are the tip of the spear for long term free cash flow growth.

3 Third, our capacity to generate strong RevPARs. Cutting edge pricing and revenue management, appealing merchandising, comprehensive distribution channels and robust direct channels have led us to outperform the market since March 2020, with so much value still left to capture, mainly for weekday stays. With our efficient variable cost structure, the majority of each incremental dollar of RevPAR drops through to the bottom line. RevPAR is perhaps the most important metric to watch to gauge our long term cash generation potential. Fourth, our direct cost structure. Technology increasingly allows us to cut inefficiencies out of our operations. As we move more and more guest interactions toward self-serve or increasingly rapid handle times, our cost to serve each happy guest has the potential to contract. This efficiency can allow us to increase service levels (and capture higher RevPAR and customer LTV) or directly reduce our cost structure which lifts margins directly. Finally, our people and culture. It’s energizing to build a company where our employees love what they do. This doesn’t mean that the work is easy – quite the opposite. Our culture is demanding, the bar is really high. But our hope is that in a year at Sonder, our people gain two years worth of growth and development. We hire for intelligence and skill, but also character that fits the 10 leadership principles that live and breathe through the organization every day. Employees that thrive care more, have higher ownership, and in the end drive more innovation and stronger performance against guest experience, growth and the economics of the business. What’s in store for 2022 In our short eight year history, filled with breathtaking highs and painful lows, a clear pattern has emerged. The years where we’ve focused the most on our core capabilities have been our most successful. Narrowing the plane of focus accelerates results. You can probably guess what’s on our minds for 2022: we’ll be working relentlessly on our five core capabilities, with a focus on maintaining our positive momentum on cash flow margins. Expect us to work tirelessly to uplevel our guest experience, to add a large volume of high quality supply under increasingly favorable terms, to bolster our demand channels and RevPARs, and to improve our operating efficiency while offering our employees a work environment where they can be their best. 2022 won’t be about pursuing flashy initiatives or directing energy toward attention grabbing trends. We’re going to keep our heads down and deliver meaningful improvements along each of the five core drivers of our long term success and differentiation. The last two years have been unimaginably challenging for the world, and also for our industry. Yet we’ve consistently shown that our resolve and creativity can yield superior outcomes. We hope to be able to look back on 2022 with just as much pride as we have in closing out 2021. I can certainly promise to you that we’re going to leave it all out on the field to make that a reality. Francis Davidson Co-Founder & CEO Thank you for your support,

4 • SOND listed on Nasdaq and raised significant capital Publicly listed on January 19, 2022, and secured approximately $400 million in fresh capital to strengthen our balance sheet, enabling us to pursue our ambitious strategy to revolutionize hospitality. • Q4 2021 RevPAR: $142 92% year-over-year improvement versus Q4 2020 112% of Q4 2019 (pre-pandemic) • Q4 2021 record revenue: $86.7 million Record annual revenue of $232.9 million in 2021 101% year-over-year increase compared to full year 2020 63% increase compared to full year 2019 • Rapid global expansion Total Portfolio grew to approximately 18,100 units, an increase of 51% year-over-year and 12% quarter-over-quarter. 38 Live markets across 10 countries; opened over 70 properties across over 15 U.S. and 10 international markets in 2021. Entered three new countries and launched operations in six new markets in 2021: Amsterdam, Barcelona, Glasgow, Los Angeles, Madrid, and Paris. • Launched corporate travel offering Early traction with over 100 new corporate travel accounts. Live with all major Global Distribution System (GDS) networks for business traveler specific bookings. Signed partnerships with several leading Travel Management Companies. • Elevated the guest experience through innovative technology Continued to invest in technology and initiatives that enhance the guest experience, including rolling out new features in the Sonder app such as improved messaging features to facilitate seamless communication between guests and our guest service teams, as well as automated in-app early check in / late check out requests. 2021 highlights

5 Revolutionizing hospitality through design and technology, to make a world of better stays open to all Our mission The Quincy, Washington D.C. Opened in December 2021

Fourth quarter 2021 key results

Live Units

7.6K

21% q/q growth

69% y/y growth

Occupancy Rate

69%

100 bps y/y improvement

97% of Q4 2019 (pre-COVID)

Revenue

$87M

28% q/q improvement

204% y/y improvement

49 point acceleration in growth from Q3 2021

Total Portfolio

18.1K

12% q/q growth

51% y/y growth

RevPAR

$142

92% y/y improvement

112% of Q4 2019 RevPAR (pre-COVID)

Net Loss | Adjusted EBITDA loss

$77M | $58M

7% y/y worsening in Net Loss
Net Loss margin improvement to (89)% in Q4 2021 from (254)% in Q4 2020

1% y/y improvement in Adj. EBITDA loss
Adj. EBITDA margin improvement to (67)% in Q4 2021 from (207)% in Q4 2020

6

7 $42 $32 $19 $47 $26 $67 $28 $87 Q1 Q2 2020 2021 Q3 Q4 Quarterly revenue ($M) Summary quarterly financials Adjusted EBITDA loss $(58) $(77) Net Loss 2020 2021 Quarterly Net Loss and Adjusted EBITDA loss ($M)

8 The Sonder experience The Essex, Denver Opened in April 2019

9 Why we’re here We believe that hospitality can be done differently. Through technology and design, we can provide a better way to stay all around the globe. From spacious rooms to fully-equipped suites, short trips to extended stays, we offer a world of inspiring spaces at compelling value. Everything you need is just a tap away on the Sonder mobile app. From booking to departure, we deliver a stay that’s always reliable, never forgettable. Sonder is building the future of hospitality 1950s Big box chains introduced brands to consumers 2000s P2P marketplaces applied technology only to connect guests and listings Tomorrow Leveraging technology and design across the entire value chain to create a 21st century brand The Sonder experience

10 We deliver a unique value proposition to the modern traveler Today, travelers are forced to choose among three flawed options: ...but we see no reason to compromise Boutique hotels Tech-enabled, modern service Exceptional design Consistent, high quality Compelling value Big box hotels Short term rentals Expensive Boring Unpredictable The Sonder experience

11 The Sonder experience Our commitment to invest in the digital guest experience Meet the improved Sonder guest app From finding the right space to 24/7 service, our app is core to your Sonder experience. Making your stay as seamless as possible is important to us, so we’ve redesigned our app to make navigation easier than ever. We put all the info you need about your stay on one screen, so you can quickly find what’s most important. This is just the beginning. We plan to release better early check-in and late check-out functionality, an improved ID verification process, and more. We’ll keep improving our app, and we’re excited to share those new features with you. In 2021, we launched new app functionality, including: Comprehensive mobile lobby redesign: improves engagement with the app and makes critical information more easily accessible 1. 2. 3. 4. Improved messaging tab: facilitates seamless communication and fosters self-serve Building-based search and listings: replaces room listings to better merchandise inventory Mobile keys launch: allows seamless access to rooms instead of manually entered access codes to improve the access experience

12 The Sonder experience We are building the OS for modern hospitality In addition to our differentiated guest-facing technology, our proprietary technology underpins our hospitality operations – from supply growth to building openings and day-to-day operations. We have developed proprietary pricing and calendar shuffling revenue management software and room attribution algorithms. We have built robust technology to facilitate our global supply chain for furniture, art, and fixtures. Process automation Check-ins Requests Operations Service efficiency Messaging, not calling Centralized contact center Self-serve & automation 3rd party amenities On-demand services Partnerships We’ve infused technology into every aspect of our business Supply growth Revenue forecasting Underwriting Building openings Supply chain / onboarding Listing / distribution Operations Demand generation Dispatch / customer service We significantly reduce operating costs via automation, self-serve options, and more, enabling us to focus on providing high-value guest experiences.

13 The Sonder experience We offer a unique value proposition to our real estate partners Hotel owners Apartment developers Technology, design & brand-driven revenue Significant operating cost reduction No management or daily operational responsibilities Hotel Atala, Paris Hampstead, Houston Eliminate 12-24 month lease-ups Faster construction loan pay down Cash flow advantage driven by Sonder’s operating efficiency

The Sonder experience

Continued portfolio growth and differentiation

We are thrilled with our progress to date in building a truly unique portfolio of highly distinctive properties - from modern high rise architectural masterpieces in Dubai and NYC to beautiful, expansive resort properties in sunny Palm Springs and Orlando. We ended 2021 with over 7,600 Live Units in 38 markets across 10 countries. And with our Total Portfolio of approximately 18,100 Live and Contracted units at year end, we have even more properties and markets on the way. Our properties offer 1-, 2-, and 3+ bedroom and studio apartments, many of which are furnished with in-unit washer and dryers and fully-stocked kitchens, as well as thoughtfully designed hotel rooms and suites.

In the short-term, we plan to focus our supply growth efforts primarily on existing markets where we already have Live Units or Contracted Units. We've spent several years building the infrastructure and relationships with real estate owners in these markets, and believe there is significant opportunity for further penetration within these geographies.


Live Markets
New Live Markets in 2021

250+
Live Properties

7.6K
Live Units

38
Live Markets

18.1K
Total Portfolio

14

15 The Sonder experience New property spotlight Sonder Maisonneuve, Montréal Introducing the Sonder Maisonneuve, a newly built 157-unit high rise in the heart of downtown Montréal. Sonder Maisonneuve features fully-equipped studio, 1-bedroom, 2-bedroom, and 3-bedroom suites, all with balconies, in-suite laundry, and kitchens. Guests also have access to amenities including a rooftop pool, sauna, and gym. “We’re thrilled to be working with a well-capitalized and reliable partner such as Sonder. Their proven, innovative hospitality model is driving a global guest experience that we feel is the future of hospitality and that was started and built right here in Montreal.” - Richard Rumpf, Vice President of Prime Properties, owner of multiple Sonder-operated properties in Montréal.

16 Management discussion and analysis Downtown Towers, Dubai Opened in October 2021

Management discussion and analysis

Q4 2021 business performance

7.6K

Live Units
+69% y/y
+21% q/q

611K

Bookable Nights
+59% y/y
+14% q/q

420K

Occupied Nights
+61% y/y
+15% q/q

$142

RevPAR
+92% y/y
+112% of Q4 2019

Our strong revenue growth in Q4 2021 was fueled by a combination of the continued rebound in global leisure travel demand, strong Live Unit growth driving an increase in Bookable Nights, and early traction from various RevPAR improvement initiatives such as our mid-2021 corporate travel launch.

Key demand trends:

- **Robust leisure travel demand recovery**: In Q4 2021, we reached a major milestone as we surpassed pre-pandemic (Q4 2019) RevPAR levels for the first time since the onset of the pandemic. Despite this, we believe there is still a lot of headroom on RevPAR given the broader market is not yet back to pre-pandemic levels. According to Smith Travel Research, U.S. Upper Upscale Hotels achieved RevPARs of 58% of full year 2019 RevPAR, while we were able to achieve 82% of our full year 2019 RevPAR for full year 2021. We believe our unique value proposition to guests, combined with the majority of our guests being leisure travelers, has allowed us to rebound faster than the overall market and we expect to continue to benefit from the overall market recovery as Smith Travel Research projects U.S. Upper Upscale Hotel RevPAR to grow 56% in 2022.

- **Demonstrated early success of corporate travel investment**: We have seen early momentum following the successful launch of our business travel accommodations offering offering in mid-2021 and our recently announced go-to-market partnerships with travel management companies ABC Global Services, Egencia, HotelEngine, and Trip Actions. In 2021, we added over 100 new corporate travel accounts as a result of a strong initial push from our sales team combined with robust business traveler demand for our thoughtfully designed, reliable, and tech-enabled accommodations.

- **COVID-19 / Omicron variant effects**: Despite strong sequential quarter-over-quarter momentum on travel recovery in 2021, we acknowledge that the ever-changing macro environment, including the ongoing pandemic, may impact our business. For example, we experienced measurable impacts from Omicron beginning in late November 2021 and into Q1, which slowed our forward booking pace, but we've been encouraged by the recent resilience and comeback of pre-Omicron booking patterns.

17

Management discussion and analysis

- We ended 2021 with over 7,600 Live Units, representing 21% growth quarter-over-quarter and 69% growth year-over-year, propelled by deeper expansion into existing markets and key building openings in Dubai, Mexico City, Montreal, New York City, and Paris

- We had approximately 18,100 units in our Total Portfolio as of December 31, 2021, representing 12% growth quarter-over-quarter and 51% growth year-over-year. Portfolio growth was driven by the conversion of high quality deals from our late stage pipeline and the continued expansion of our real estate team throughout 2021.

- In Q4 2021, we had over 611K Bookable Nights, representing an increase of 14% quarter-over-quarter and 59% year-over-year, driven by the addition of over 1,300 units to our Live Unit portfolio during the quarter. Our Live Unit growth, coupled with strong leisure demand, also drove significant growth in our Q4 2021 Occupied Nights, which increased 15% quarter-over-quarter and 61% year-over-year. In addition, we maintained a strong Occupancy Rate of 69% in Q4 2021, in-line with Q3 2021, Q4 2020, and Q4 2019 (pre-pandemic) levels.

- We generated RevPAR of $142 in Q4 2021, representing an increase of 92% year-over-year, reaching 112% of our Q4 2019 (pre-pandemic) levels, fueled by market recovery, our outperformance versus the market, and the traction we are seeing with our RevPAR improvement initiatives.

Quarterly Total Portfolio (End of Period)


Live Units
Contracted Units
12.0K
7.5K
4.5K
13.0K
8.0K
5.0K
14.7K
9.2K
5.5K
16.3K
10.0K
6.3K
18.1K
10.5K
7.6K
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

Quarterly Bookable Nights | Occupancy


384,657
68%
411,387
66%
473,393
68%
535,603
68%
611,296
69%
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

Quarterly RevPAR


$74
$77
$100
$126
$142
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21

18

Management discussion and analysis

Full year 2021 business performance

18.1K
Total Portfolio
+51% y/y

2.0M
Bookable Nights
+30% y/y

1.4M
Occupied Nights
+36% y/y

$115
RevPAR
+55% y/y
82% of full year 2019 RevPAR

We increased our Live and Contracted Unit footprint in key higher RevPAR markets such as New York City, Los Angeles, and Dubai.

We also continued to grow our Live and Contracted Unit footprint in Mexico City, our gateway into unlocking more significant scale in Mexico and throughout Latin America.

- End-of-year 2021 Live Units grew 69% year-over-year, from approximately 4,500 units at year-end 2020 to over 7,600 units at year-end 2021. This growth was largely driven by the conversion of Contracted Units signed in late 2020 and early 2021 coming live during 2021.
- Our Total Portfolio grew 51% year-over-year from over 12,000 Live and Contracted Units at year-end 2020 to approximately 18,100 units at year-end 2021 fueled by the growth of our real estate team combined with strong conversion from our late stage pipeline into Contracted Units. The expansion of our Total Portfolio of global properties is the largest driver of expected revenue growth over the next several years.
- For full year 2021, our Live Units generated over 2.0M Bookable Nights and approximately 1.4M Occupied Nights, representing year-over-year growth of 30% and 36%, respectively. Our Bookable Nights growth was driven by our strong year-over-year increase in ending Live Units. Occupied Nights growth was driven by an increase in leisure travel demand and global vaccine roll-outs which drove a recovery in leisure travel. This translated to a full year 2021 Occupancy Rate of 68%, a 300 bps improvement from full year 2020.
- Our $115 full year 2021 RevPAR grew 55% year-over-year, reaching 82% of our Q4 2019 (pre-pandemic) levels while, according to one of our key performance benchmarks tracked by Smith Travel Research (STR), in 2021 U.S. Upper Upscale Hotels recovered to only 58% of 2019 RevPARs. We attribute this performance to our unique value proposition and the success of our RevPAR improvement initiatives, combined with the stronger market dynamics for leisure travel.

19

Management discussion and analysis

Q4 2021 financial performance

$86.7M

Revenue
+204% y/y
+28% q/q

$68.6M

Loss from Operations
(4)% y/y
(24)% q/q

$5.9M

Property Level Loss
+13.2M y/y
(1.5)M q/q

$77.3M

Net Loss
(7)% y/y
(20)% q/q

$58.5M

Adjusted EBITDA loss
(67)% of revenue
+1% y/y
(23)% q/q

- Q4 2021 revenue growth accelerated to 204% year-over-year from 155% year-over-year growth in the prior quarter and from 151% year-over-year growth in Q2 2021. We also made meaningful progress on our path to profitability - while our Loss from Operations worsened 4% year-over-year, Property Level Profit improved by $13.2 million year-over-year in Q4 2021. Net Loss worsened 7% year-over-year, but Adjusted EBITDA loss improved by $0.6 million, from $59.0 million in Q4 2020 to $58.5 million in Q4 2021. In addition, our Adjusted EBITDA margin improved year-over-year from a 207% loss in Q4 2020 to a 67% loss in Q4 2021.
- We're encouraged by the progress we've made here as we continue on our path to profitability. These improvements were primarily fueled by strong RevPAR recovery and revenue growth combined with improved operational efficiencies.


Quarterly revenue ($M)
2020
2021
$42
$32
$19
$47
$26
$67
$28
$87
Q1
Q2
Q3
Q4

20

21 PLP (PLL) Adjusted EBITDA Operating Loss Net Loss 2020 2020 2021 2021 Quarterly GAAP Operating Loss and Property Level Profit (Loss) (PLP or PLL) ($M) Quarterly Net Loss and Adjusted EBITDA ($M) Management discussion and analysis $(58) $(77)

22 Q4 2021 GAAP net loss was impacted by one-time costs related to becoming a publicly-traded company, with Q4 2021 GAAP net loss of $77.3 million, compared with $72.3 million in Q4 2020. Adjusted EBITDA loss in Q4 2021 was $58.5 million, a 1% improvement year-over-year driven by strong revenue growth and continued operational efficiencies. Our Q4 2021 Adjusted EBITDA results were largely driven by necessary investments we made in conjunction with becoming a publicly- traded company and upfront costs associated with the rapid expansion of our Live Unit portfolio. Total operating costs and expenses increased by 64% year-over-year, to $155.2 million in Q4 2021 from $94.6 million in Q4 2020. Total operating costs are inclusive of $5.1 million and $1.4 million of stock-based compensation expense in Q4 2021 and Q4 2020, respectively. Our headcount across all functions increased approximately 60% over the past year to account for expected demand and growth. Net cash used in operating activities improved by 7% year-over-year to $(43.4) million in Q4 2021, and Free Cash Flow¹ worsened by 8% year-over- year to $(53.2) million in Q4 2021. (1) Free Cash Flow (“FCF”) is defined as our cash flow used in operations plus any changes to capital expenditures and internally developed software, both of which are included in cash flow from investing activities. • Cost of revenue, which consists of those costs to acquire usage of the unit that are contractually fixed or variable, including rental payments payable to real estate owners, cleaning costs, and payment processing charges, rose by 78% year-over-year to $66.1 million in Q4 2021. This increase was largely driven by an increase in rent expense due to Live Unit growth during the period. • Operations and support costs, which represents costs related to guest-facing functions and variable expenses associated with guest units that are not payments to acquire usage of the room, such as customer service agents and hospitality agents, depreciation of property and equipment, and costs to operate rental spaces including utilities, opening new spaces, lease termination fees, and purchases of low value items for units such as small kitchen appliances, rose 63% year-over-year to $45.8 million in Q4 2021. This increase was primarily due to an increase in unit-related expenses and an increase in employee compensation driven by higher headcount. • General and administrative expenses, which primarily consist of personnel-related expenses for back-office administrative functions, such as legal, finance and accounting, public policy, and human resources, rose 22% year-over-year to $27.7 million in Q4 2021. This increase was primarily driven by an increase in headcount related expenses. Research and development expenses, which primarily consist of personnel- related expenses and an allocation of Sonder’s facility expenses incurred in connection with the development of its existing and new services, rose by 48% year-over-year to $6.3 million in Q4 2021. This increase was primarily driven by higher headcount, as well as a slight increase in depreciation of certain assets • Sales and marketing expenses, which primarily consist of advertising costs, personnel-related expenses for Sonder’s sales, marketing, and branding functions, as well as service charges for bookings made through OTAs, rose by 283% year-over-year to $9.4 million in Q4 2021. This increase was primarily driven by higher channel transaction fees due to an increase in total revenue and an increase in the portion of total revenue booked through Sonder’s various online travel agents. Management discussion and analysis

Management discussion and analysis

Full year 2021 financial performance

$232.9M
Revenue
+101% y/y

$259.9M
Loss from Operations
(7)% y/y

$42.3M
Property Level Loss
+32% y/y

$294.4M
Net Loss
(18)% y/y

$217.0M
Adjusted EBITDA loss
(93)% of revenue
(3)% y/y

- We doubled our top-line in the past year, growing full year 2021 revenue by 101% to a record breaking $232.9 million, driven primarily by the recovery of leisure travel demand and the continued rapid expansion of our Live Unit portfolio.
- Our strong revenue growth and continued operational efficiencies also drove favorable results in our key measures of profitability:
    - GAAP loss from operations in full year 2021 was $259.9 million compared to $243.8 million in full year 2020, with loss from operations as a percentage of revenue improving from (211)% to (112)%.
    - Property Level Loss for full year 2021 was $42.3 million, an improvement of 32% compared to full year 2020 as a result of a 55% RevPAR growth year-over-year coupled with increasingly compelling unit economics as our newer Contracted Units go live.
    - GAAP net loss in full year 2021 was $294.4 million compared to $250.3 million in full year 2020, an 18% worsening year-over-year, while Adjusted EBITDA loss for full year 2021 was $217.0 million, representing a 8.8K bps Adjusted EBITDA margin improvement from full year 2020. Our full year 2021 Adjusted EBITDA declined 3% year-over-year due to the upfront costs associated with the rapid expansion of our Live Unit portfolio and necessary investments we have made in conjunction with becoming a publicly-traded company.
- As of December 31, 2021, we had approximately $70 million of cash and restricted cash. Subsequent to year end, we closed our business combination in January of 2022, raising approximately $400 million of proceeds.

23

24 We entered this year with strong momentum and we are optimistic about our trajectory and the large market opportunity ahead of us. In the first quarter of 2022, we anticipate revenue of more than $75 million, representing 138% year-over-year growth versus $32 million in the first quarter of 2021, primarily due to growth in Bookable Nights and Live Units as well as improved RevPAR. In terms of RevPAR seasonality, the first quarter is typically our weakest due to less leisure travel at the start of the year. Moreover, we expect the first quarter of this year to be further impacted by a temporary slowdown in bookings due to Omicron-related concerns and travel restrictions. Specifically, we began to experience some impact from Omicron in late November 2021, where we saw a slowdown in forward bookings. The impact on revenue, however, wasn’t felt until January and February, which are typically our weakest seasonal months. As a result, we expect Q1 2022 RevPAR to decline versus Q4 2021, but still meaningfully improve year-over-year versus Q1 2021. We also therefore expect Adjusted EBITDA losses to increase in Q1 to a loss of approximately $90 million as RevPAR remains in recovery mode and as we continue to rapidly expand our Live Unit portfolio and scale our G&A and Operations functions to support our expected Total Portfolio growth this year. This represents an expected improvement in our Adjusted EBITDA loss margin from (167)% in Q1 2021 to (120)% in Q1 2022. As a reminder, our presentation of Adjusted EBITDA straight-lines the upfront benefits we receive in the form of initial rent abatement periods and owner-funded Capex allowances over the life of a lease in accordance with GAAP. These benefits can be substantial and result in Landlord Payments lower than GAAP rents during periods of Live Unit Growth. Therefore, as a management team, we take into account the rent abatement and owner-funded Capex allowance in the period where we actually receive the benefits when calculating our internal measure of Adjusted EBITDA as we believe it presents a closer approximation of cash from operations. These factors are accounted for by adding back our GAAP rent to Landlord Payments adjustment and FF&E Allowance realized adjustment, and we expect a positive benefit from these adjustments in the first quarter of 2022. Turning to our full year 2022 outlook, we’re encouraged by the positive trends we saw over the last several quarters - specifically the impact of leisure travel rebound on ADR and RevPAR - but forecasting several quarters out remains challenging given continued COVID-related uncertainties. We’re cautiously optimistic that favorable macro trends will continue, and combined with our visibility on growth in Live Units and Bookable Nights, we expect to increase full year revenue by 100% to 110% from full year 2021. In terms of Adjusted EBITDA, we’re implementing a number of new revenue and cost improvement initiatives in 2022, though the magnitude of impact from these efforts is uncertain and will, in part, be driven by the pace of COVID recovery. It’s therefore challenging to forecast full year 2022 Adjusted EBITDA with sufficient precision. That said, we expect full year 2022 Adjusted EBITDA losses to be lower than 2021 on a percentage of revenue basis though higher on a dollar basis. We expect both Cost of Revenue and Property Level Costs will be meaningfully higher than in 2021 on a dollar basis and will increase roughly in line with our expected unit growth as Cost of Revenue is mainly comprised of GAAP rent to landlords, which is directly related to increases in Live Units. Finally, we expect our Other Operating Expenses, which include Pre-Opening Costs related to opening new units, to be meaningfully lower in 2022 on a percent of revenue basis, albeit higher on a dollar basis. More specifically, Pre-Opening Costs are expected to grow generally in line with increases in Live Units while we expect to benefit from significant operating leverage in both G&A and Operations expenses, which we expect will increase at a meaningfully slower pace than our expected revenue increase as we benefit from economies of scale. 2022 Outlook Midtown South, Atlanta Opened in December 2021

25 Sonder Holdings Inc. and Subsidiaries Consolidated balance sheets (In thousands) (Unaudited) : : 69,726 98,981 148,479 19,096 263,628 66,132 344,402 (814,812) (764,406) 148,479

26 Sonder Holdings Inc. and Subsidiaries Condensed consolidated statements of operations and comprehensive loss (In thousands, except for number of shares information) (Unaudited) 6,648,572 (10.87)

27 Sonder Holdings Inc. and Subsidiaries Consolidated statement of cash flows (In thousands) (Unaudited) 37,525 (3,067) (7,930) (760) 8,643 (179,391)

28 Sonder Holdings Inc. and Subsidiaries Reconciliation of loss from operations to Property Level Profit (in thousands, except percentages and per share amounts) (Unaudited) 26,970 11.6%

29 Sonder Holdings Inc. and Subsidiaries Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands) (Unaudited) 26,970

30 Use of non-GAAP financial measures Sonder supplements its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), by providing additional financial measures that are not prepared in accordance with GAAP, including Property Level Costs, Property Level Profit (Loss), Property Level Profit (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Further information about these measures appears under “Key Terms” below. Sonder’s management uses these non-GAAP financial measures, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. Sonder believes that these non- GAAP financial measures are useful in evaluating its operating performance, and may assist investors in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. However, Sonder’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP financial measures should not be viewed in isolation or as a substitute for, or superior to, measures prepared in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Sonder has not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. Total Portfolio represents Live Units plus Contracted Units. This includes any unit that has a signed real estate contract, regardless of whether or not the unit is available for guests to book. This excludes any units that have been exited (i.e., the lease was terminated or allowed to expire). Live Units are defined as units which are available for guest bookings on Sonder.com, the Sonder app and other channels. Sonder pays rent (or utilizes pre-negotiated abatement) and is able to generate revenue from these units. Contracted Units are units for which Sonder has signed real estate contracts, but are not yet available for guests to book. Sonder is not yet able to generate revenue from these units. Occupancy Rate (“OR”) is defined as Occupied Nights divided by Bookable Nights, expressed as a percentage. Bookable Nights represent the total number of nights available for stays across all Live Units. This excludes nights lost to full building closures of greater than 30 nights. Occupied Nights represent the total number of nights occupied across all Live Units. Revenue per Available Room Revenue per Available Room (“RevPAR”) represents the average revenue earned per available night, and is calculated either by dividing revenue by Bookable Nights, or by multiplying Average Daily Rate by Occupancy Rate. Average Daily Rate (“ADR”) represents the average revenue earned per night occupied and is calculated as revenue divided by Occupied Nights. All references to Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA in this document are based on our revised methodology as of September 2021. Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA methodologies prior to September 2021 utilized a measure of Non-GAAP rent that accounted for the benefit of rent abatement in the period in which it was received. Additionally, Adjusted EBITDA prior to September 2021 included the benefit of Capex Allowance in Non-GAAP Other Operating Expenses in the period in which it was received. Property Level Profit (Loss) (PLP or PLL) and Adjusted EBITDA now utilize GAAP rent, which amortizes the benefit of both rent abatement and benefit of Capex Allowance over the term of the lease. Property Level Profit (Loss) Total Portfolio Property Level Profit (Loss) (“PLP” or “PLL”) is defined as profit (loss) from operations after adding back corporate-level expenses less Property Level Costs. Property Level Costs (“PLC”) represent costs directly associated with guest-facing functions in each of Sonder’s buildings. These costs include (i) channel fees paid to Online Travel Agencies, (ii) customer service costs, (iii) laundry/consumables costs, (iv) maintenance costs, and (v) utilities & insurance costs. Property Level Profit (Loss) Margin is defined as Property Level Profit (Loss) divided by revenue. Adjusted EBITDA Free Cash Flow Adjusted EBITDA is defined as net loss excluding the impact of depreciation, stock-based compensation, COVID-19 pandemic related offboardings (costs associated with exiting units at the beginning of the COVID-19 pandemic), and other expense (income), net (which primarily includes mark-to-market adjustments related to financial instruments such as convertible debt and warrants). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow (“FCF”) is defined as our cash flow used in operations plus any changes to capital expenditures and internally developed software, both of which are included in cash flow from investing activities. Landlord Payments Landlord Payments represent cash payments to real estate owners recognizing abatement at the time it is utilized (often at the commencement of a real estate contract), expressed in U.S. dollars. This recognizes the economic substance of the payment to real estate owners as reflected in the real estate contract (e.g., if Sonder’s Takeover Date, the date on which Sonder receives the keys and is able to begin opening the building, was January 1, 2021 and it had three months of abatement at the beginning of the real estate contract, the Landlord Payments for the building in the first quarter of 2021 would be $0). The Takeover Date represents the date on which Sonder receives the keys and is able to begin onboarding a building (e.g., moving in furniture, staging / photographing units for listing). GAAP rent to Landlord Payment adjustment GAAP rent to Landlord Payment adjustment represents the adjustment to translate rent to Landlord Payments, expressed in U.S. dollars. GAAP rent straight lines abatement and future escalation payments over the duration of the real estate contract. In contrast, Landlord Payments recognize abatement from real estate owners at the time abatement is utilized (often at the commencement of a real estate contract), and future escalation payments at the time they actually occur, in an effort to most accurately reflect the timing of cash outflows for rent. Key Terms Management discussion and analysis

31 Webcast details Sonder will host a webcast today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss these financial results and business highlights and outlook. To listen to a live audio webcast, please visit Sonder’s Investor Relations page at investors.sonder.com. The archived webcast will be available on Sonder’s Investor Relations page shortly after the call. About Sonder Sonder is revolutionizing hospitality through innovative, tech-powered service and inspiring, thoughtfully designed accommodations combined into one seamless managed experience. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in over 35 markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all. To learn more, visit www.sonder.com or follow Sonder on Facebook, Twitter or Instagram. Download the Sonder app on Apple or Google Play. The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release. Forward-Looking Statements This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward- looking statements include, but are not limited to, statements about Sonder’s forecasted revenue growth, costs, and cash flow (including Sonder’s outlook for revenue, RevPAR and Adjusted EBITDA for the quarter ended March 31, 2022 and for the year ended December 31, 2022), anticipated numbers of Live and Contracted Units (including Sonder’s forecast for growth in Total Portfolio for the year ended December 31, 2022), the anticipated recovery of travel demand, booking patterns, and other trends, expectations, and objectives discussed in the sections of this release titled “A note from Francis” and “2022 Outlook,” potential new markets and market penetration, innovation plans and initiatives including plans for enhanced app functionality and features, the success of Sonder’s corporate travel efforts and other RevPAR initiatives, anticipated unit economics and other information concerning Sonder’s possible or assumed future financial or operating results and metrics, business strategies, competitive position, industry environment, potential growth opportunities, and future operations.These forward-looking statements are based on Sonder’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “proposed” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Sonder’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: potential negative impacts on Sonder’s financial results as a result of changes in travel, hospitality, real estate and vacation markets; potential inability to negotiate satisfactory leases or other arrangements to operate new properties, onboard new properties in a timely manner, or renew or replace existing properties on attractive terms, and the possibility of lease terminations prior to scheduled expirations; possible delays in real estate development and construction projects related to Sonder’s leases, or other delays in generating revenues from new properties; the possibility that Sonder may be unable to effectively manage its growth; potential delays or difficulties introducing new or upgraded amenities, services or features, including enhancements to the Sonder app; the possibility that new RevPAR initiatives will not achieve the desired results and that future pricing and/or occupancy will be lower than anticipated; the possibility of higher than expected property-related costs or other operating expenses and unanticipated conditions or incidents at leased properties; risks associated with Sonder’s relationships with and reliance upon real estate owners, OTAs and other third parties, and their performance of their obligations; changes in applicable laws or regulations, including legal, tax or regulatory developments, and the impact of any litigation or other legal or regulatory proceedings; the possibility that Sonder may be adversely affected by other economic, business and/or competitive factors, including the additional risks associated with operating internationally; risks related to the impact of the ongoing COVID-19 pandemic, including the Omicron variant or future variants and further governmental and other restrictions (including travel restrictions) resulting therefrom; and other risks and uncertainties described under the heading “Risk Factors” in Sonder’s Registration Statement on Form S-1, which was declared effective by the SEC on February 9, 2022. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Sonder does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in Sonder’s reports filed and to be filed with the SEC and available on the SEC’s website at www.sec.gov. Contacts MediaInvestor press@sonder.comir@sonder.com

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